Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI Announces Fourth Quarter and Full Year Fiscal 2010 Results

Quarterly Revenues Grow Over 50% Sequentially

PORTLAND, Ore.—May 11, 2010—Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class laser-based microengineering systems, today announced results for its fiscal 2010 fourth quarter and year, ended April 3, 2010. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Fourth quarter revenues were $59.6 million, up 53% from the third quarter and up 230% from the same quarter one year ago, driven largely by the shipment of the large micro-machining order received last quarter. On a GAAP basis, net income was $2.1 million or $0.07 per diluted share, compared to a net loss of $2.4 million or $0.09 per share in the prior quarter. On a non-GAAP basis, excluding the impact of purchase accounting, equity compensation, and non-recurring items, fourth quarter net income was $4.4 million or $0.16 per diluted share, compared to a loss of $0.9 million or $0.03 per share in the third quarter.

“This quarter was a tremendous finish to our fiscal year,” said Nick Konidaris, ESI president and CEO. “Revenues more than tripled from last year’s fourth quarter, and we delivered solid profits and cash flow.”

Revenues for the full fiscal year 2010 were $148.9 million, down 5% from 2009. On a GAAP basis, the fiscal 2010 net loss was $12.0 million or $0.44 per share, compared to a net loss of $51.0 million or $1.89 per share in the prior year. Non-GAAP net loss was $6.6 million or $0.24 per share, compared to a non-GAAP loss of $9.1 million or $0.34 per share in fiscal 2009.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Full Year Fiscal 2010 Results

Orders for the fourth quarter were $54.2 million, compared to $61.2 million in the prior quarter and $16.1 million in the prior year quarter. Excluding the large order received last quarter, overall orders grew almost 50% sequentially.

“We saw solid demand for flex interconnect, LED scribing, and passive component test products, reflecting increased end-user demand and higher capacity utilization rates at our customers,” continued Konidaris. “In addition, our advanced micromachining business was strong, as we saw some follow-on business to the very large order for the ML5900 we received last quarter. Memory repair continued to be weak; however, we are seeing increased activity in this market and expect to begin seeing orders this quarter.”

Fourth quarter operating expenses were up sequentially due to the elimination of most of the temporary cost reduction measures and higher engineering project spending. Konidaris added, “Our top priority is to grow the company, and we are making a substantial investment in new product development to capture the many growth opportunities we see ahead.”

Balance Sheet and Cash Flow

At quarter end, cash and investments, including restricted cash, totaled $166.3 million, an increase of $3.5 million over last quarter. Cash flow from operations was $4.0 million as improved profitability and lower inventory levels offset other increases in working capital. “Despite the challenging environment over the past year, we are pleased that we were able to generate positive operating cash flow for fiscal 2010,” added Konidaris.

Q1 2011 Outlook

Based on current business conditions, ESI expects revenues for the first quarter of fiscal 2011 to be in the low- to mid-$50 million range and non-GAAP earnings per share of $0.01 to $0.06 excluding the impact of purchase accounting, equity compensation, and non-recurring items.

Konidaris concluded, “Since the market bottomed in 2009 we have delivered four quarters of solid sequential revenue growth. Over that time the markets have taken a step up. Where they go from here is still not clear. Most of our markets are strong, while DRAM remains weak; but we are looking for that market to begin to recover this quarter. Overall I feel good as we enter fiscal year 2011, and we expect to see strong revenue growth year over year. While we may see choppiness in some of our markets during the year, DRAM recovery and new products should help fuel our growth.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Full Year Fiscal 2010 Results

“I would like to thank the many ESI employees and teams for their tremendous effort and sacrifice this year to deliver results and position us for future success.”

The company will hold a conference call today at 5:00 p.m. EDT. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 800-688-0796 (domestic participants) or 617-614-4070 (international participants). The conference ID number is 30676834. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through May 21, 2010 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 27187061. The webcast will be available on the ESI Web site for one year.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, passive components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Full Year Fiscal 2010 Results

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, orders, revenue, growth, earnings growth, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2010 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Apr 3, 2010	Jan 2, 2010	Mar 28, 2009	Apr 3, 2010	Mar 28, 2009
Operating Results:
Net sales	$59,604	$39,048	$18,061	$148,893	$157,313
Cost of sales	33,943	24,231	13,424	93,028	98,895

Gross profit	25,661	14,817	4,637	55,865	58,418
Operating expenses:
Selling, service and administration	13,300	11,910	10,352	48,536	51,260
Research, development and engineering	9,929	8,793	12,136	33,618	38,179
Restructuring costs	—	—	1,976	—	4,011
Merger transaction costs (termination proceeds), net	—	—	1,850	(4,516)	1,850
Goodwill impairment charge	—	—	—	—	17,396

Net operating expenses	23,229	20,703	26,314	77,638	112,696

Operating income (loss)	2,432	(5,886)	(21,677)	(21,773)	(54,278)
Non-operating income (expense):
Other-than-temporary impairment of auction rate securities	(1,347)	—	(1,096)	(1,347)	(13,593)
Interest and other income, net	289	369	196	1,358	3,194

Total non-operating (expense) income	(1,058)	369	(900)	11	(10,399)

Income (loss) before income taxes	1,374	(5,517)	(22,577)	(21,762)	(64,677)
Benefit from income taxes	(704)	(3,104)	(7,652)	(9,778)	(13,627)

Net income (loss)	$2,078	$(2,413)	$(14,925)	$(11,984)	$(51,050)

Net income (loss) per share - basic	$0.08	$(0.09)	$(0.55)	$(0.44)	$(1.89)

Net income (loss) per share - diluted	$0.07	$(0.09)	$(0.55)	$(0.44)	$(1.89)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2010 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:	Apr 3, 2010	Jan 2, 2010	Mar 28, 2009
Assets
Current assets:
Cash and cash equivalents	$39,335	$52,642	$153,538
Restricted cash	10,824	10,824	—
Short-term investments	116,140	99,287	2,380

Total cash, restricted cash and investments	166,299	162,753	155,918
Trade receivables, net	38,061	22,436	18,847
Inventories	72,090	78,610	84,882
Shipped systems pending acceptance	4,106	1,858	2,072
Deferred income taxes, net	7,232	8,746	6,298
Other current assets	8,677	12,947	10,594

Total current assets	296,465	287,350	278,611
Auction rate securities	5,021	7,007	6,007
Property, plant and equipment, net	40,590	40,027	43,005
Non-current deferred income taxes, net	31,079	31,346	22,620
Acquired intangible assets, net	8,255	8,785	9,972
Other assets	13,008	13,305	24,032

Total assets	$394,418	$387,820	$384,247

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$14,607	$11,388	$7,492
Accrued liabilities	14,937	21,046	12,958
Deferred revenue	13,193	7,327	11,251

Total current liabilities	42,737	39,761	31,701

Non-current income taxes payable	9,019	8,793	9,023

Shareholders’ equity:
Preferred and common stock	142,369	140,274	133,808
Retained earnings	199,486	197,408	211,085
Accumulated other comprehensive income (loss)	807	1,584	(1,370)

Total shareholders’ equity	342,662	339,266	343,523

Total liabilities and shareholders’ equity	$394,418	$387,820	$384,247

End of period shares outstanding	27,665	27,565	27,184

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2010 Results

Electro Scientific Industries, Inc.

Analysis of Fourth Quarter and Fiscal 2010 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Apr 3, 2010	Jan 2, 2010	Mar 28, 2009	Apr 3, 2010	Mar 28, 2009
Sales detail:
Semiconductor Group	$5,645	$9,906	$5,073	$28,525	$44,855
Passive Components Group	10,105	10,344	4,692	31,697	29,243
Interconnect Micro-Machining Group	43,854	18,798	8,296	88,671	83,215

Total	$59,604	$39,048	$18,061	$148,893	$157,313

Gross margin %	43%	38%	26%	38%	37%
Selling, service and administration expense %	22%	31%	57%	33%	33%
Research, development and engineering expense %	17%	23%	67%	23%	24%
Operating income (loss) %	4%	(15)%	(120)%	(15)%	(35)%
Effective tax rate %	(51)%	56%	34%	45%	21%
Average shares outstanding - basic	27,619	27,517	27,133	27,449	27,079
Average shares outstanding - diluted	27,924	27,517	27,133	27,449	27,079
End of period employees	581	573	567	581	567

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2010 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Fiscal year ended
	Apr 3, 2010	Jan 2, 2010	Mar 28, 2009	Apr 3, 2010	Mar 28, 2009
Gross profit per GAAP	$25,661	$14,817	$4,637	$55,865	$58,418
Add back:
Purchase accounting included in cost of sales	289	288	289	1,155	1,157
Equity compensation included in cost of sales	242	252	114	1,059	713

Total non-GAAP adjustments to gross profit	531	540	403	2,214	1,870

Non-GAAP gross profit	$26,192	$15,357	$5,040	$58,079	$60,288

Non-GAAP gross margin	43.9%	39.3%	27.9%	39.0%	38.3%

Operating expenses per GAAP	$23,229	$20,703	$26,314	$77,638	$112,696
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	189	190	221	1,020	1,171
Research, development and engineering	36	36	33	134	14

Subtotal - purchase accounting included in operating expenses	225	226	254	1,154	1,185

Equity compensation included in operating expenses:
Selling, service and administration	1,038	1,030	579	5,306	2,748
Research, development and engineering	334	370	300	1,355	918

Subtotal - equity compensation included in operating expenses	1,372	1,400	879	6,661	3,666

Write-off of material from an RD&E program
Research, development and engineering	—	—	4,084	—	4,084

Subtotal - write-off of material from an RD&E program included in operating expenses	—	—	4,084	—	4,084

Other items included in operating expenses:
Merger transaction costs (termination proceeds), net	—	—	1,850	(4,516)	1,850
Restructuring costs	—	—	1,976	—	4,011
Goodwill impairment charge	—	—	—	—	17,396

Subtotal - other non-recurring items included in operating expenses	—	—	3,826	(4,516)	23,257

Total non-GAAP adjustments to operating expenses	1,597	1,626	9,043	3,299	32,192

Non-GAAP operating expenses	$21,632	$19,077	$17,271	$74,339	$80,504

Operating income (loss) per GAAP	$2,432	$(5,886)	$(21,677)	$(21,773)	$(54,278)
Non-GAAP adjustments to gross profit	531	540	403	2,214	1,870
Non-GAAP adjustments to operating expenses	1,597	1,626	9,043	3,299	32,192

Non-GAAP operating income (loss)	$4,560	$(3,720)	$(12,231)	$(16,260)	$(20,216)

Non-operating (expense) income, net per GAAP	$(1,058)	$369	$(900)	$11	$(10,399)
Non-GAAP adjustment for impairment of auction rate securities	1,347	—	1,096	1,347	13,593

Non-GAAP non-operating income	$289	$369	$196	$1,358	$3,194

Net income (loss) per GAAP	$2,078	$(2,413)	$(14,925)	$(11,984)	$(51,050)
Non-GAAP adjustments to gross profit	531	540	403	2,214	1,870
Non-GAAP adjustments to operating expenses	1,597	1,626	9,043	3,299	32,192
Non-GAAP adjustments to non-operating expense	1,347	—	1,096	1,347	13,593
Income tax effect of non-GAAP adjustments	(1,186)	(641)	(2,694)	(1,452)	(5,698)

Non-GAAP net income (loss)	$4,367	$(888)	$(7,077)	$(6,576)	$(9,093)

Basic Non-GAAP net income (loss) per share	$0.16	$(0.03)	$(0.26)	$(0.24)	$(0.34)

Diluted Non-GAAP net income (loss) per share	$0.16	$(0.03)	$(0.26)	$(0.24)	$(0.34)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Fourth Quarter and Fiscal 2010 Results

Electro Scientific Industries, Inc.

Fourth Quarter and Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Fiscal year ended
	Apr 3, 2010	Jan 2, 2010	Mar 28, 2009	Apr 3, 2010	Mar 28, 2009
Net income (loss)	$2,078	$(2,413)	$(14,925)	$(11,984)	$(51,050)
Non-cash adjustments and changes in operating activities	1,942	3,337	9,395	14,839	68,812

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,020	924	(5,530)	2,855	17,762

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(17,797)	(33,964)	20,443	(118,955)	432

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	505	433	433	822	(1,924)

Effect of exchange rate changes on cash	(35)	(42)	(599)	1,075	(3,791)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(13,307)	(32,649)	14,747	(114,203)	12,479

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	52,642	85,291	138,791	153,538	141,059

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,335	$52,642	$153,538	$39,335	$153,538

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141